                                                                      EXHIBIT 11

                  AERIAL COMMUNICATIONS, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

YEAR ENDED DECEMBER 31,                                                                                      1996         1995
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
PRIMARY EARNINGS
  Net (Loss)...........................................................................................  $    (37,921) $    (6,468)
                                                                                                         ------------  -----------
                                                                                                         ------------  -----------
PRIMARY SHARES
  Weighted average number of Common and Series A Common Shares Outstanding (1).........................        67,492       59,086
                                                                                                         ------------  -----------
                                                                                                         ------------  -----------
PRIMARY EARNINGS PER COMMON SHARE
  Net (Loss)...........................................................................................  $      (0.56) $     (0.11)
                                                                                                         ------------  -----------
                                                                                                         ------------  -----------
FULLY DILUTED EARNINGS(2)
  Net (Loss)...........................................................................................  $    (37,921) $    (6,468)
                                                                                                         ------------  -----------
                                                                                                         ------------  -----------
FULLY DILUTED SHARES
  Weighted average number of Common and Series A Common Shares Outstanding (1).........................        67,492       59,086
  Additional shares assuming issuance of:
    Options............................................................................................           310           --
                                                                                                         ------------  -----------
  Fully Diluted Shares.................................................................................        67,802       59,086
                                                                                                         ------------  -----------
                                                                                                         ------------  -----------
FULLY DILUTED EARNINGS PER COMMON SHARE
  Net (Loss)...........................................................................................  $      (0.56) $     (0.11)
                                                                                                         ------------  -----------
                                                                                                         ------------  -----------

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(1) Weighted average number of Common and Series A Common Shares Outstanding was calculated based on the number of Common Shares outstanding during the period adjusted to give retroactive effect to the recapitalization in conjunction with the Company's initial public offering, as if this transaction had occurred at January 1, 1995.

(2) This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.